UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-408 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 3.02 below is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

On August 15, 2013, GlyEco, Inc., a Nevada corporation (the “Company”), conducted an initial closing (the “Initial Closing”) of a private placement offering to accredited investors (“the Offering”) of units of the Company’s securities (the “Units”) at a price of $1.00 per Unit, with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) one-half of a warrant to purchase one share of Common Stock at an exercise price of $1.50 per share for a period of five years ( “Warrants”). The Company may hold subsequent closings of the Offering.

In connection with the Initial Closing of the Offering, the Company entered into subscription and warrant agreements with twenty-three (23) accredited investors (the “Investors”), pursuant to which the Company sold to the Investors, for an aggregate purchase price of $2,650,000, a total of 2,650,000 Units, consisting of 2,650,000 shares of Common Stock and Warrants to purchase up to 1,325,000 shares of Common Stock. The Warrants may be exercised at any time until the fifth anniversary of the date of issuance by surrendering a properly executed notice of exercise and the appropriate payment to the Company.

The Company utilized the services of FINRA registered placement agents (the “Placement Agents”) for the Offering. In connection with the Initial Closing, the Company paid an aggregate cash fee of $182,000 to the Placement Agents and shall issue to the Placement Agents warrants or options to purchase up to 182,000 shares of Common Stock at an exercise price of $1.50 per share. The net proceeds to the Company from the Initial Closing, after deducting the foregoing cash fee and other expenses related to the Offering, are expected to be approximately $2,455,500.

The securities issued in connection with the Initial Closing of the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were made pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder. Such securities are therefore restricted in accordance with Rule 144 under the Securities Act.  The foregoing conclusion is based on the following: (i) the issuances did not involve any public offering, (iii) the Company and the Placement Agents made no solicitation in connection with the Offering other than communications with the Investors, (iii) the Company obtained representations from the Investors regarding their investment intent, knowledge and experience, and that they were acquiring the securities for their own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of securities laws, (iv) the Investors either received or had access to adequate information about the Company in order to make informed investment decisions, (v) the Company reasonably believed that the Investors are capable of evaluating the merits and risks of their investment and (vi) the securities will be issued with restricted legends.

The foregoing information has been disclosed herein as it is material to the Offering, and this Current Report on Form 8-K should not be construed as an offer to sell or the solicitation of an offer to buy any securities. The securities described herein have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: August 21, 2013	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)